Registration No. 33-_______



                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                       __________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       __________________________________


                         UNITED HEALTHCARE CORPORATION
               (Exact name of issuer as specified in its charter)

     Minnesota                                    41-1321939
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
incorporation or organization)

                                300 Opus Center
                              9900 Bren Road East
                          Minnetonka, Minnesota  55343
          (Address of Principal Executive Offices, including Zip Code)


                         UNITED HEALTHCARE CORPORATION
               AMENDED AND RESTATED 1991 STOCK AND INCENTIVE PLAN
                            (Full title of the plan)


                               BRIGID M. SPICOLA
               Assistant General Counsel and Assistant Secretary
                         United HealthCare Corporation
                                300 Opus Center
                              9900 Bren Road East
                          Minnetonka, Minnesota  55343
                                 (612) 936-1300
           (Name, address and telephone number of agent for service)


                                    Copy to:
                             DAVID J. LUBBEN, ESQ.
                                Dorsey & Whitney
                             Pillsbury Center South
                              220 S. Sixth Street
                          Minneapolis, Minnesota 55402

                       __________________________________



                        CALCULATION OF REGISTRATION FEE


Title of                           Proposed       Proposed
Securities          Amount         Maximum        Maximum        Amount of
to be               to be          Offering Price Aggregate      Registration
Registered          Registered     Per Share*     Offering Price*Fee*

Common Stock
($.01 par
 value)             2,592,468     $36.75          $95,273,199    $32,852.83






*Estimated solely for the purpose of determining the registration fee in accordance with Rules 457(h) and (c). The proposed maximum offering price is based upon the average of the high and low sales prices of the Company's Common Stock as reported on the NYSE on May 1, 1995.

     The information required to be filed in this registration statement is incorporated herein by reference to the information contained in registration statements on Form S-8 (File No. 33-50282, File No. 33-67918 and 33-75846) filed with the Securities and Exchange Commission on July 31, 1992, August 26, 1993 and February 28, 1994, respectively.

                                    PART II


                               ITEM 8.  EXHIBITS

Exhibit Number                Description

      5             Opinion of counsel.

   23.1             Consent of Arthur Andersen LLP

   23.2             Consent of counsel (included in Exhibit 5 above).

   23.3             Consent of KPMG Peat Marwick LLP

   24               Power of Attorney

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on this 4th day of May, 1995.


                              UNITED HEALTHCARE CORPORATION


                              By /s/ William W. McGuire, M.D.

                                   William W. McGuire, M.D.
                                   President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities indicated on the 4th day of May, 1995.


/s/ William W. McGuire, M.D.                      Chairman, President, Chief
William W. McGuire, M.D.                          Executive Officer and
                                                  Director
                                                  (principal executive
                                                  officer)

/s/ David P. Koppe                                Chief Financial Officer
David P. Koppe                                    (principal financial and
                                                  accounting officer)
     *
                                                                 Director
William C. Ballard, Jr.
     *
                                                                 Director
Richard T. Burke
     *
                                                                 Director
Robert K. Ditmore
     *
                                                                 Director
Thomas H. Kean

     *                                                           Director
James A. Johnson
     *
                                                                 Director
Douglas W. Leatherdale
     *
                                                                 Director
Elizabeth J. McCormack

                                                                 Director
James L. Seiberlich
     *
                                                                 Director
William G. Spears
     *
                                                                 Director
Gail R. Wilensky



*By: /s/ William W. McGuire, M.D.
      William W. McGuire, M.D.
      As Attorney-In-Fact

EXHIBIT INDEX




Exhibit Number Description                                  Page No.

5              Opinion of Counsel                           7

23.1           Consent of Arthur Andersen LLP               9

23.2           Consent of counsel (included in Exhibit 5)   7

23.3           Consent of KPMG Peat Marwick LLP             10

24             Power of Attorney                            11